<?xml version="1.0" encoding="UTF-8"?>
<edgarSubmission xmlns="http://www.sec.gov/edgar/formc"
xmlns:com="http://www.sec.gov/edgar/common">
<headerData>
<submissionType>C</submissionType>
<filerInfo>
<filer>
<filerCredentials>
<filerCik>0002020094</filerCik>
<filerCcc>XXXXXXXX</filerCcc>
</filerCredentials>
</filer>
<liveTestFlag>LIVE</liveTestFlag>
<flags>
<confirmingCopyFlag>false</confirmingCopyFlag>
<returnCopyFlag>false</returnCopyFlag>
<overrideInternetFlag>false</overrideInternetFlag>
</flags>
</filerInfo>
</headerData>
<formData>
<issuerInformation>
<issuerInfo>
<nameOfIssuer>Orange Pill App Inc.</nameOfIssuer>
<legalStatus>
<legalStatusForm>Corporation</legalStatusForm>
<jurisdictionOrganization>DE</jurisdictionOrganization>
<dateIncorporation>01-04-2023</dateIncorporation>
</legalStatus>
<issuerAddress>
<com:street1>724 11th Street</com:street1>
<com:city>Santa Monica</com:city>
<com:stateOrCountry>CA</com:stateOrCountry>
<com:zipCode>90402</com:zipCode>
</issuerAddress>
<issuerWebsite>https://www.orangepillapp.com/</issuerWebsite>
</issuerInfo>
<isCoIssuer>N</isCoIssuer>
<companyName>Thunder Funder Portal LLC</companyName>
<commissionCik>0002020094</commissionCik>
<commissionFileNumber>7-00463</commissionFileNumber>
<crdNumber>331569</crdNumber>
</issuerInformation>
<offeringInformation>
<compensationAmount>7.5% of the total amount raised plus an escrow pass thru fee of $1,000. This includes all referral and other fees associated with the offering.</compensationAmount>
<financialInterest>No</financialInterest>
<securityOfferedType>Other</securityOfferedType>
<securityOfferedOtherDesc>
Crowd Simple Agreement for Future Equity (SAFE)
</securityOfferedOtherDesc>
<noOfSecurityOffered>25000</noOfSecurityOffered>
<price>1.00000</price>
<priceDeterminationMethod>$1.00 per share</priceDeterminationMethod>
<offeringAmount>25000.00</offeringAmount>
<overSubscriptionAccepted>Y</overSubscriptionAccepted>
<overSubscriptionAllocationType>
First-come, first-served basis
</overSubscriptionAllocationType>
<maximumOfferingAmount>124000.00</maximumOfferingAmount>
<deadlineDate>06-30-2025</deadlineDate>
</offeringInformation>
<annualReportDisclosureRequirements>
<currentEmployees>4</currentEmployees>
<totalAssetMostRecentFiscalYear>102002.00</totalAssetMostRecentFiscalYear>
<totalAssetPriorFiscalYear>0.00</totalAssetPriorFiscalYear>
<cashEquiMostRecentFiscalYear>94264.00</cashEquiMostRecentFiscalYear>
<cashEquiPriorFiscalYear>0.00</cashEquiPriorFiscalYear>
<actReceivedMostRecentFiscalYear>0.00</actReceivedMostRecentFiscalYear>
<actReceivedPriorFiscalYear>0.00</actReceivedPriorFiscalYear>
<shortTermDebtMostRecentFiscalYear>0.00</shortTermDebtMostRecentFiscalYear>
<shortTermDebtPriorFiscalYear>0.00</shortTermDebtPriorFiscalYear>
<longTermDebtMostRecentFiscalYear>0.00</longTermDebtMostRecentFiscalYear>
<longTermDebtPriorFiscalYear>0.00</longTermDebtPriorFiscalYear>
<revenueMostRecentFiscalYear>110968.00</revenueMostRecentFiscalYear>
<revenuePriorFiscalYear>0.00</revenuePriorFiscalYear>
<costGoodsSoldMostRecentFiscalYear>9108.00</costGoodsSoldMostRecentFiscalYear>
<costGoodsSoldPriorFiscalYear>0.00</costGoodsSoldPriorFiscalYear>
<taxPaidMostRecentFiscalYear>0.00</taxPaidMostRecentFiscalYear>
<taxPaidPriorFiscalYear>0.00</taxPaidPriorFiscalYear>
<netIncomeMostRecentFiscalYear>-60778.00</netIncomeMostRecentFiscalYear>
<netIncomePriorFiscalYear>0.00</netIncomePriorFiscalYear>
<issueJurisdictionSecuritiesOffering>AL</issueJurisdictionSecuritiesOffering>
<issueJurisdictionSecuritiesOffering>AK</issueJurisdictionSecuritiesOffering>
<issueJurisdictionSecuritiesOffering>AZ</issueJurisdictionSecuritiesOffering>
<issueJurisdictionSecuritiesOffering>AR</issueJurisdictionSecuritiesOffering>
</annualReportDisclosureRequirements>
<signatureInfo>
<issuerSignature>
<issuer>Orange Pill App Inc.</issuer>
<issuerSignature>Matteo Pellegrini</issuerSignature>
<issuerTitle>CEO</issuerTitle>
</issuerSignature>
<signaturePersons>
<signaturePerson>
<personSignature>Matteo Pellegrini</personSignature>
<personTitle>CEO</personTitle>
<signatureDate>12-05-2024</signatureDate>
</signaturePerson>
</signaturePersons>
</signatureInfo>
</formData>
</edgarSubmission>